Exhibit 99.19

Consent of Prospective Officer

I, M. W. Sopp, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc. (Registration No. 333-128022), and any amendments thereto.

/s/ M. W. SOPP
M. W. Sopp

Dated: January 17, 2006